Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13(d)-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of the attached statement on Schedule 13D with respect to the shares of common stock of Drilling Tools International Corporation beneficially owned by each of them. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13D.

Dated: June 30, 2023

HHEP-Directional, L.P.
By: HHEP-Directional GP, L.P., its general partner
By: HH Directional LLC, its sole member

By:	/s/ Thomas O. Hicks
Name:	Thomas O. Hicks
Title:	Authorized Signatory

HHEP Directional GP, L.P.
By: HH Directional LLC, its sole member

By:	/s/ Thomas O. Hicks
Name:	Thomas O. Hicks
Title:	Authorized Signatory

HH Directional LLC

By:	/s/ Thomas O. Hicks
Name:	Thomas O. Hicks
Title:	Authorized Signatory

Hicks Holdings Operating LLC

By:	/s/ Thomas O. Hicks
Name:	Thomas O. Hicks
Title:	Authorized Signatory

/s/ Thomas O. Hicks
Thomas O. Hicks

WCH Ventures, Ltd.

By:	/s/ Thomas O. Hicks
Name:	Thomas O. Hicks
Title:	Authorized Signatory

CFH Ventures, Ltd.

By:	/s/ Thomas O. Hicks
Name:	Thomas O. Hicks
Title:	Authorized Signatory